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                                                                  EXHIBIT 3-b


                                   BY-LAWS OF

                                 ADVANTA CORP.



                       -------------------------------



                              ARTICLE I - OFFICES


         Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

         Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.


                     ARTICLE II - STOCKHOLDERS' MEETINGS

         Section 2-1. Place of Stockholders' Meetings. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

         Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year on the date specified by resolution of the Board of Directors, such resolution to be within six months after the end of the previous fiscal year of the Company.

         At such annual meeting, there shall be held an election for a Board of Directors to serve for the term provided in the Corporation's Certificate of Incorporation and until their respective successors are elected and qualified, or until their earlier resignation or removal.

         Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the stockholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.
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         Section 2-3.  Special Meetings.  Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

                 (a)  By a majority of the Board of Directors; or

                 (b) By the Chairman of the Board of Directors, or if no person is then serving as Chairman of the Board of Directors, then by the President.

         Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

         Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice may be given in the name of the Board of Directors, Chairman of the Board of Directors, President, Vice President, Secretary or Assistant Secretary.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, of if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2-5.  Quorum.  Unless the Certificate of Incorporation
provides otherwise, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum but in no even shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at a meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.
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         Section 2-6.  Voting List; Proxies.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Except as otherwise specifically provided by law, all matters coming before the meting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation and Stockholder shall not be entitled to cumulate their vote. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

                        ARTICLE III - BOARD OF DIRECTORS

         Section 3-1. Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen Directors, such Directors to be elected pursuant to the provisions of the Company's Certificate of Incorporation.

         No person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a Director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a Director.
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         Section 3-2.  Place of Meeting.  Meetings of the Board of Directors
may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

         Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

         Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

         Section 3-5.  Notices of Meetings of Board of Directors.

                 (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these By-Laws, in which even one (1) day's notice shall be given of the time and place of such meeting.

                 (b) Special Meetings. At least one (1) day's notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

         Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there is less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

         Section 3-7.  Informal Action by the Board of Directors.
Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 3-8.  Powers.

                 (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the
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Corporation, and, in addition to the power and authority conferred by these
By-Laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-Laws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                 Notwithstanding anything in these By-Laws to the contrary, except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of the Company; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

                 (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and By-Laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                          (i)  To confer upon any officer or officers of the
Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                          (ii)  To appoint any person, firm or corporation to
accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                          (iii)  To appoint a person or persons to vote shares
of another corporation held and owned by the Corporation.

                          (iv)  By resolution adopted by a majority of the full
Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                          (v)  By resolution passed by a majority of the whole
Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.
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                          (vi)  To fix the place, time and purpose of meetings
of stockholders.

                          (vii)  To purchase or otherwise acquire for the
Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                          (viii)  To create, make and issue mortgages, bonds,
deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                          (ix)  To appoint and remove or suspend such
subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                          (x)  To determine who shall be authorized on the
Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

         Section 3-9. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

         Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office for cause by a majority vote of the holders of the outstanding shares entitled to vote.

         Section 3-11. Resignations. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

         Section 3-12. Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons at the meeting can hear each other, and such participation shall constitute presence at the meeting.
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                             ARTICLE IV - OFFICERS

         Section 4-1. Election and Office. The Corporation shall have a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including one or more Vice Chairmen of the Board of Directors, one or more Vice Presidents, and one or more assistant or honorary officers. Any number of offices may be held by the same person.

         Section 4-2. Term. Each officer elected by the Board of Directors shall hold his or her office at the pleasure of the Board of Directors until a successor to such office is elected and qualified, or until such officer's earlier resignation or removal by the Board of Directors.

         Section 4-3.  Powers and Duties of the Chairman of the Board of
Directors.   The Chairman of the Board of Directors (also referred to in these
By-Laws as the Chairman of the Board) shall preside at all meetings of Directors and shall preside at all meetings of stockholders at which he is
present.   If the Chairman of the Board is not the Chief Executive Officer, he
shall, when appropriate, represent the Board of Directors in the Board's dealings with the Chief Executive Officer and President, recommend Board committee membership and chairmen, and serve as chairman of the Nominating Committee. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors. In the event the Chairman of the Board is not the Chief Executive Officer and if the Chief Executive Officer suffers a physical or mental incapacity which prevents such person from fulfilling his duties, the Chairman of the Board shall serve as an interim Chief Executive Officer until the Board of Directors has determined what actions to take as a result of such incapacity.

         Section 4-4. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall perform the usual duties and exercise the general powers of a chief executive officer, except to the extent that the Board of Directors determines otherwise. In the absence of the Chairman of the Board, he shall preside at all meetings of Directors and all meetings of stockholders at which he is present. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 4-5. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of the chief operating officer with general supervision over and direction of the affairs of the Corporation including the power to delegate certain of his responsibilities hereunder. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these By-Laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents. He shall also do and perform such other duties as from
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time to time may be assigned to him by  the Chief Executive Officer or  by the
Board of Directors. If the President also holds the office of Chief Executive Officer, he may delegate any or all of the duties of chief operating officer to one or more Vice Presidents. The President shall have the authority, at his sole discretion, to appoint and remove assistant officers provided that any such appointment or removal shall be in writing and shall be filed with the minutes of meetings of the Board of Directors.

         Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

         Section 4-6 Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

         Section 4-7. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate (or as may be designated pursuant to authority delegated by the Board of Directors) and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except to the extent that the Board of Directors shall authorize other officers of the Corporation to sign such checks. He shall at all reasonable times exhibit the books and accounts of the Corporation to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

         Section 4-8. Powers and Duties of Vice President and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated
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by the Board of Directors and each, in order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

         Section 4-9. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

         Section 4-10. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

         Section 4-11. Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.


                           ARTICLE V - CAPITAL STOCK

         Section 5-1. Stock Certificates. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         Section 5-2. Determination of Stockholders of Record. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days
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before the date of any such meeting, nor more than sixty (60) days prior to any other action.

         If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5-3. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

         Section 5-4. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.





                              ARTICLE VI - NOTICES

         Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these By-Laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

         Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph,
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charges  prepaid, to his address as it appears on the records of the
Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the Telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

         Section 6-3. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or By-Laws of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required in any written waiver of notice unless so required by the Certificate of Incorporation or applicable law.


                 ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
                           OFFICERS AND OTHER PERSONS

         Section 7-1. Indemnification. The Corporation shall indemnify any Director, officer, employee or agent of the Corporation against expenses (including legal fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or, if greater, hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee").

         The Board of Directors, by resolution adopted in each specific instance, may similarly indemnify any person other than a Director, officer, employee or agent of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation, its parent or any of its subsidiaries.

         The provisions of this Section shall be applicable to all actions, suits or proceedings commenced after its adoptions, whether such arise out of acts or omissions which occurred prior to subsequent to such adoption and shall continue as to a person who has ceased to be a Director, officer, employee or agent or to render services for or at the request of the Corporation or, as the case may be, its parent or subsidiaries, and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification provided for herein shall not be deemed exclusive of any other rights to which any Director, officer, employee or agent of the Corporation may be entitled under these By-Laws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7-2. Advances. Expenses incurred by any officer or Director of the Corporation or any of its wholly-owned subsidiaries in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking, by or on behalf of such Director or officer, to repay such amount if it shall ultimately be determined (by final judicial decision from which there is no further right to appeal) that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         Section 7-3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify hi against such liability under law.

         Section 7-4.  Right of Indemnitee to Bring Suit.  If a claim under
Section 7-1 or Section 7-2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation

(including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.



                              ARTICLE VIII - SEAL

         The form of the seal of the Corporation, called the corporate seal of the Corporation, shall be as impressed adjacent hereto.


                            ARTICLE IX - FISCAL YEAR

         The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.


                             ARTICLE X - AMENDMENTS

         The original or other By-Laws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors.
The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal By-Laws.


                     ARTICLE XI - INTERPRETATION OF BY-LAWS

         All words, terms and provisions of these By-Laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.